UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 22, 2010

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 N. LaSalle Street

Chicago, Illinois  60601

(Address of principal executive offices)  (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 26, 2009, Smurfit-Stone Container Corporation (the “Company”) and its U.S. and Canadian subsidiaries filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware (the “Court”).  On the same day, the Company’s Canadian subsidiaries also filed to reorganize under the Companies’ Creditors Arrangement Act (“CCAA”) in the Ontario Superior Court of Justice in Canada (the “Canadian Petition”).

On February 1, 2010, the Company and certain of its affiliates filed a motion with the Court seeking approval to enter into a senior secured term loan exit facility (the “Term Loan Facility”) with J.P. Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. (DBSI) and Banc of America Securities LLC (BAS) as Joint Bookrunners and Co-Lead Arrangers, DBSI as syndication agent, BAS as documentation agent, and other lenders party thereto, as well as other documents relating thereto, including certain security agreements.

On February 16, 2010, the Court granted the motion and authorized the Company and certain of its affiliates to enter into the Term Loan Facility.  Based on such approval, on February 22, 2010, the Company and certain of its subsidiaries entered into the Term Loan Facility that provides for an aggregate term loan commitment of $1,200 million.  In addition, the Company has entered into a commitment letter and related fee letters for an asset-based revolving credit facility (the “ABL Revolving Facility”) with aggregate commitments of $650 million, which the Company expects to enter into prior to exiting bankruptcy.  On the date the Company emerges from bankruptcy, the Term Loan Facility will be funded and borrowings are expected to be available under the ABL Revolving Facility.  The commitments for the Term Loan Facility and the ABL Revolving Facility will terminate on July 16, 2010 unless the Company’s emergence from bankruptcy, funding of the Term Loan Facility and satisfaction of certain funding date conditions under the ABL Revolving Facility occur on or prior to such date.

The proceeds of the borrowings under the Term Loan Facility will be used, together with cash on hand of the Company and its subsidiaries, to repay outstanding secured indebtedness under the Company’s pre-petition credit facility and to pay fees, costs and expenses of approximately $50 million related to and contemplated by the credit facilities and the Proposed Plan of Reorganization.

The Company is permitted, subject to obtaining lender commitments, to add one or more incremental facilities to the Term Loan Facility in an aggregate amount up to $400 million.  Each incremental facility is conditioned on (a) there existing no defaults, (b) in the case of incremental term loans, such loans have a final maturity no earlier than, and a weighted average life no shorter than, the Term Loan Facility, and (c) after giving effect thereto, the consolidated senior secured leverage ratio shall be less than 3.00 to 1.00.  If the interest rate spread applicable to any incremental facility exceeds the interest rate spread applicable to the Term Loan Facility by more than 0.25%, then the interest rate spread applicable to the Term Loan Facility will be increased to equal the interest rate spread applicable to the incremental facility.

The term loan (Term Loan) matures six years from the funding date of the Term Loan Facility and is repayable in equal quarterly installments of $3 million beginning on September 30, 2010, with the balance payable at maturity.  The Term Loan is subject to mandatory prepayment on an annual basis with 50% of Excess Cash Flow for each fiscal year, commencing with the partial fiscal year beginning on July 1, 2010 and ending on December 31, 2010, with such percentage reducing to 25% and 0% upon the Company achieving a senior secured leverage ratio of 2.25 to 1.00 and 1.75 to 1.00, respectively.  The Term Loan is also subject to mandatory prepayment with (a) 100% of the net cash proceeds of asset sales, other than collateral subject to a first lien securing the ABL Revolving Facility, provided that prepayment is not required if the Company elects to reinvest up to $250 million of such proceeds within 365 days after receipt, and (b) 100% of the net cash proceeds from the incurrence of indebtedness with exceptions for indebtedness permitted to be incurred under the negative covenant provisions relating to incurrence of indebtedness.

The Term Loan will bear interest at the Company’s option at a rate equal to: (A) 3.75% plus the alternate base rate  (Term Loan ABR) defined as the greater of: (i) the U.S. prime rate, (ii) the overnight federal funds rate plus 0.50%, or (iii) the one month adjusted LIBOR rate plus 1.0%, provided that the Term Loan ABR shall never be lower than 3.00% per annum, or (B) the adjusted LIBOR rate plus 4.75%, provided that the adjusted LIBOR rate shall never be lower than 2.00% per annum.

The Term Loan will be the direct obligation of Smurfit-Stone Container Enterprises, Inc. and will be guaranteed by the material U.S. subsidiaries of Smurfit-Stone Container Enterprises, Inc.  The Term Loan Facility, together with qualified cash management services and qualified hedging obligations, will be secured by (a) a first priority lien on substantially all assets of Smurfit-Stone Container Enterprises, Inc. and its material U.S. subsidiaries (other than accounts receivable, inventory and related assets) and a first priority pledge of capital stock of all material U.S. subsidiaries and material first-tier foreign subsidiaries (limited to 65% in the case of first-tier foreign subsidiaries) and (b) a second priority lien on accounts receivable, inventory and related assets of Smurfit-Stone Container Enterprises, Inc. and its material U.S. subsidiaries.

The Term Loan Facility includes affirmative and negative covenants that impose restrictions on the Company’s financial and business operations and those of its subsidiaries, including their ability to incur indebtedness, incur liens, make investments, sell assets, pay dividends or make acquisitions.  The Term Loan Facility contains events of default relating to incorrectness of representations and warranties, nonpayment of principal, interest or other amounts, violation of covenants, cross default and cross acceleration to other material indebtedness, certain bankruptcy and insolvency events, material judgments, certain ERISA events, change in control, actual or asserted invalidity of any guaranty, loan document or security interest created under any loan document, and actual or asserted loss of status of the Term Loan Facility as senior indebtedness.  From and after the funding date of the Term Loan, upon the occurrence of any event of default, commitments under the Term Loan Facility may be terminated, the loans under the Term Loan Facility may be accelerated and any remedies available under the loan documents may be exercised.

Capitalized terms used in the foregoing description and not otherwise defined herein have the respective meanings ascribed thereto in the Term Loan Facility.  The foregoing summary of the material terms of the Term Loan Facility does not purport to be complete and is qualified by reference to the full text of the Term Loan Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.03.                                        Bankruptcy or Receivership.

On January 26, 2009, the Company and certain affiliates filed the Chapter 11 Petition and the Canadian Petition.  The information provided in Item 1.01 above is incorporated by reference into this Item 1.03.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated as of February 22, 2010.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the Term Loan Facility; (iii) the Company’s ability to obtain court approval with respect to motions in its Chapter 11 cases; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of its Chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to fund and execute its business plan; (ix) the ability of the Company to attract, motivate and/or retain key executives and employees; and (x) other risks and factors regarding the Company described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated from time to time in the Company’s Securities and Exchange Commission filings. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 22, 2010

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel